EMPLOYMENT AGREEMENT


         This Employment Agreement is effective as of August 21, 1998, by and between Evon A. Kelly ("Employee"), and U.S. Wireless Data, Inc., a Colorado corporation ("USWD").

         WHEREAS, Employee has agreed to resign as Chief Executive Officer and as a Director of USWD effective upon execution of this Agreement; and

         WHEREAS, Employee and USWD have agreed that Employee shall continue to provide services to USWD pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the parties agree as follows:

         1.  Services.

                  1.1 Services. Employee will perform, for and on behalf of USWD (or any subsidiary or third party designated by USWD), those services identified and agreed upon from time to time by Employee and USWD, including, but not limited to, transition assistance, public relations and assistance with such matters as may be assigned to him from time to time. Employee shall perform such services to the best of his ability and shall be responsible to the Chief Executive Officer of USWD.

                  1.2 Availability. Employee shall make himself available to USWD for services to be rendered hereunder on a"full-time" basis, subject to vacation and leave policies as are applicable to other executive level management employees of USWD. USWD acknowledges that Employee will be establishing a consulting business at the same time as he serves as an Employee of USWD under this Agreement. USWD agrees that so long as such consulting business does not violate any of the other terms or conditions of this Agreement, such action by Employee shall not be deemed to violate this Agreement.

         2.  Compensation and Benefits.

                  2.1 Fees. In consideration for the services performed by Employee hereunder, USWD shall pay Employee an annualized salary of One Hundred and Fifty Thousand Dollars ($150,000), to be paid twice monthly, at USWD's regular pay dates.

                  2.2 Benefits. Employee shall be entitled to the benefits generally available to other executive level management Employees of USWD, including the benefits set forth on Exhibit A attached hereto, as the same may be modified for all executive level USWD employees from time to time.
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         3. Term. The term of this  Agreement  shall commence on the date hereof and continue for one year (the "Period of Employment"), unless sooner terminated pursuant to the provisions of Section 6 below.

         4. New Business Ideas. Employee agrees to disclose promptly to USWD the full details of any and all business ideas ("Subject Ideas"), which are conceived by Employee during the term of this Agreement and which relate to the wireless credit and/or debit card transaction processing business of USWD. Employee agrees to assign to USWD, without further consideration, his entire right, title and interest in and to each and every Subject Idea described above, which shall be the sole and exclusive property of USWD and that, if protectable by copyright, they are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

         5.  Confidential Information.

                  5.1 Employee acknowledges that prior to and during the term of this Agreement, Employee has had, and may have access to, confidential information with respect to the business of USWD and its affiliates and that during the term of this Agreement and for two years thereafter, he will hold all confidential information in confidence and not disclose or use it except to the extent necessary to carry out his responsibilities under this Agreement.

                  5.2 All copies of confidential information in his possession or control shall be returned promptly to USWD upon USWD's request.

                  5.3 Confidential information shall not include information which: (1) is developed by Employee outside the scope of this Agreement and independent of USWD's confidential information; (2) is or becomes public knowledge without breach of this Agreement, or (3) is disclosed to Employee by a third party without violation of any obligation of non-disclosure.

         6. Termination. This Agreement, together with the employment relationship and the Period of Employment, shall terminate under certain circumstances as follows. The termination of the employment relationship and the Period of Employment shall not terminate the obligation of the parties to comply with those terms of this Agreement intended to extend beyond the termination of the Period of Employment, including without limitation, those obligations with respect to confidentiality and non-competition.

                  6.1 Death. This Agreement and the Period of Employment shall automatically terminate upon the death of the Employee.

                  6.2 Disability. This Agreement and the Period of Employment shall automatically terminate in the event of the Disability of the Employee and Employee is entitled to draw benefits under the Company's short-term disability policy, subject to any

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limitations imposed by applicable law. "Disability" shall have the meaning given to such term in the Employer's short-term disability insurance policy as in effect from time to time.

                  6.3 Cause. This Agreement and the Period of Employment shall terminate at the option of the Employer immediately upon delivery by Employer of written notice to Employee that:

                            (a) Employee has acted or failed to act in such a fashion as to constitute dishonesty, fraud, or other serious misconduct deemed by Employer to have a material adverse effect upon the operation of the Employer's business, or

                            (b)   Employee   has  failed  to   successfully   or
         adequately perform his or her work obligations as the same have been delegated to him or her, or

                            (c)  Employee  accepts  full-time   employment  with
         another employer or assumes obligations under any other job that require Employee's full time commitment to such obligations or job.

         This Agreement may not be terminated except as provided in this Section
6. In the event of any termination pursuant to paragraphs 6.1, 6.2 or 6.3 above, Employee shall be entitled to receive his salary and/or other compensation through the effective date of termination, but shall not be entitled to any severance or other compensation following the effective date of termination. In the event of termination pursuant to paragraphs 6.1 or 6.2 above, the Employee shall be entitled to any benefits payable under any health, welfare or insurance plan maintained by the Employer which covers such event.

         7.  Non-Competition.

                  7.1 Employee agrees that he possesses, by virtue of his employment with USWD and the continuing relationship with USWD, knowledge, skills and reputation in the industry in which USWD operates which are of material importance to USWD and which are special, unique and extraordinary. Employee acknowledges that the loss of his services, or the use of his services by a competitor, may cause irreparable harm to USWD. Therefore, Employee agrees that during the period commencing with the date hereof and ending one year after his employment with USWD is terminated (the "Restricted Period") (voluntarily or involuntarily) he will not knowingly, directly or indirectly, as a principal, officer, director, shareholder (other than as a holder of 2% or less of a publicly traded corporation's capital stock), partner, employee, consultant, or in any other capacity whatsoever, engage in, be or become associated with, or advise or assist any business, firm, partnership, individual, corporation, or any other entity which is engaged in the business of creating, marketing, selling, leasing or placing products or services which are competitive with the business of USWD at the time Employee's relationship with USWD is terminated. During the Restricted

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Period,  Employee  will not solicit any  employee of USWD to leave the employ of
USWD or solicit the business of any client or customer of USWD (other than on behalf of USWD).

                  7.2 It is agreed that Employee's services are unique, and that any breach or threatened breach by Employee of any provision of this Section may not be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this Section 7, USWD shall be entitled to injunctive relief, restraining Employee and any business, firm, partnership, individual, corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Section 7. Nothing herein, however, shall be construed as prohibiting USWD from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

         8. Stock Options. Employee is the holder of a non-qualified stock option issued by USWD as of August 4, 1998, which is exercisable to purchase up to a total of 600,000 shares of USWD's no par value common stock at $1.00 per share through August 4, 2007, subject to vesting and termination as provided therein (the "Stock Option"). A copy of the Stock Option Agreement is attached hereto as Exhibit 2. Employee and USWD have also entered into an understanding (as stated in the minutes of a meeting of the Board of Directors of USWD of November 21, 1997) by which Employee is to be reimbursed by USWD for the difference, if any, in tax consequences to him that arise as a result of the Stock Option having been issued as a non-qualified option, as opposed to an incentive stock option. Employee shall remain the owner and beneficiary of the Stock Option, which shall continue in full force and effect through the Period of Employment, subject to the same terms as existed prior to entry of this Agreement; provided, however, that with respect to the accelerated vesting provisions of the Stock Option upon the occurrence of "Certain Reorganizations" of the Company, as described in Section 10 of the Stock Option Agreement, if this Agreement is in effect at the time of any such reorganization, the number of options that shall immediately vest upon any such reorganization shall be limited to the number of options that would be vested as of the date one year from the effective date of this Agreement.

         9. Cooperation. Employee acknowledges that as Chief Executive Officer and a director of USWD he had certain duties and obligations to USWD. Employee agrees to take such actions, including the signing of formal USWD documents such as reports, minutes and the like, as are reasonable and necessary and pertinent to the time during which he served as Chief Executive Officer and a director of USWD, to assist USWD in an orderly transition from his status as Chief Executive Officer and a director of USWD.

         10. Publicity. Except as may be otherwise required by law, Employee shall have the right to review and approve any public announcements or statements made by USWD or any person acting on USWD's behalf, which mention or refer to Employee or his relationship with USWD.


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         11.  Arbitration;  Legal Fees. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be presided over by a single arbitrator if the parties agree on such person within fifteen (15) days of the date of a written demand for arbitration by either party. If the parties cannot so agree on a single arbitrator, then such arbitration shall be before a three member panel and each party shall appoint one arbitrator within thirty (30) days of the initial date of demand by either party. The two arbitrators so appointed shall appoint the third arbitrator within 45 days of the date of the initial demand for arbitration by either party. The arbitration shall occur within 120 days of the initial demand for arbitration by either party. Discovery shall be available in any such arbitration to the extent necessary to prevent any party from being prejudiced by a lack of discovery. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover all reasonable legal fees and costs and other fees and expenses incurred in respect of any dispute or controversy, which fees and costs may be included in the award rendered by the panel in the proceeding. Notwithstanding this provision, the parties agree that any action required as a result of the breach or threatened breach of any term of this Agreement which may result in irreparable injury to a party and which would therefore be appropriate for injunctive relief may be brought in the court and location described in paragraph 11.4 of this Agreement.

         12.  Miscellaneous.

                  12.1 Assignment. USWD may assign this Agreement or any of its rights hereunder to any affiliate of USWD or to any successor to USWD who assumes the business of USWD through merger, purchase of assets or any other transaction. The duties and obligations of Employee hereunder are unique and Employee shall therefore not be entitled to assign his duties and obligations under this Agreement to any other person.

                  12.2 Entire Agreement and Amendment. This Agreement (together with its attachments) constitutes the entire agreement between USWD and Employee and any verbal or written communication between the parties prior to the adoption of this Agreement shall be deemed merged herein and of no further force and effect. This Agreement may only be altered or amended by a writing signed by the Employee and an authorized officer of USWD.

                  12.3 Waiver. Neither the delay or failure by USWD or Employee to exercise any right under this Agreement, nor partial or single exercise of any such right, shall constitute a waiver of that or any other right.

                  12.4 Governing Law and Venue. This Agreement is entered into in Emeryville, California, and as such it shall be interpreted and enforced under the laws of the State of California applicable to contracts made to be performed entirely within California.

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In the event that any one or more  provision in this  Agreement  shall,  for any reason, held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such provision had never been contained herein. Unless submitted to arbitration pursuant to
Section 11 of this Agreement, the proper venue for any legal action as to the interpretation or enforcement of this Agreement shall be a court of appropriate jurisdiction located in the San Francisco Bay area of California.

                  12.5 Interpretation. In the event that any one or more provisions of this Agreement shall, for any reason, held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such provision had never been contained herein. If any provision in this Agreement shall be held to be excessively broad as to duration, activity or subject in any jurisdiction, it shall be construed by limiting and reducing the provision which is deemed excessively broad. A limitation or reduction in the application of any provision in one jurisdiction shall not affect the application of the same provision in any other jurisdiction.

                  12.6 Notices. Any notice required or permitted by this Agreement shall be effective when received, and shall be sufficient if in writing and personally delivered (including by express courier) or sent by certified mail with return receipt to the address set forth at the end of this Agreement or at such other address as may by notice be specified by one party to the other.

                  12.7   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

                  12.8 Headings. The headings used for the sections, paragraphs and subparagraphs of this Agreement are for convenience are not a substantive part of this Agreement. The headings shall not be used to interpret or construe any of the substantive terms of this Agreement.

                  12.9 Review and Construction. Each of the parties to this Agreement has had the opportunity to have this Agreement reviewed by counsel of their own choosing. Neither this Agreement nor any provision of this Agreement shall be construed or interpreted "against" any party as a result of such party's having "drafted" the Agreement or any provision of this Agreement.


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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                            U.S. WIRELESS DATA, INC.


                                            By: /s/ Rod L. Stambaugh
                                            ------------------------
                                            Name:   Rod L. Stambaugh

                                            Title: President


                                            EMPLOYEE

                                            /s/ Evon A. Kelly
                                            -----------------
                                                Evon A. Kelly







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
                                    EXHIBIT 1


                          BENEFITS PACKAGE DESCRIPTION

                                    EXHIBIT 2


                             STOCK OPTION AGREEMENT